UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2009 (October 29, 2009)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)
Registrant’s telephone number, including area code: (479) 785-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On October 29, 2009, the Compensation Committee of the Board of Directors of Arkansas Best Corporation (the “Company”) approved salary increases for two Company officers.
Effective January 1, 2010, the salary for Judy R. McReynolds will be $450,000. Ms. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer of the Company, will replace Robert A. Davidson as President and Chief Executive Officer of the Company and will join the Company’s Board of Directors on January 1, 2010. In addition, Ms. McReynolds will also serve as the Chairman of the Board of Directors of the Company’s largest subsidiary, ABF Freight System, Inc. (“ABF”).
Ms. McReynolds, who is 47 years old, has served in her current position since February 1, 2006. From January 2000 to January 2006, Ms. McReynolds was the Company’s Vice President-Controller. She previously served as the Controller of the Company from July 1998 until December 1999. Ms. McReynolds joined the Company as the Director of Corporate Accounting in June 1997.
Effective January 1, 2010, the salary for Wesley B. Kemp will be $400,000. Mr. Kemp, President and Chief Operating Officer of ABF will replace Mr. Davidson as Chief Executive Officer of ABF. Effective January 1, 2010, Mr. Kemp will be President, Chief Executive Officer, and Chief Operating Officer of ABF.
Mr. Kemp, who is 62 years old, has served in his current position since August 2008. From February 2006 through July 2008, he was Senior Vice President of Operations of ABF. From December 1984 through January 2006, Mr. Kemp was ABF’s Vice President — Terminal Operations. He previously served as Regional Vice President-Operations for ABF from July 1981 through December 1984, and Director-Regional Terminal Operations for ABF from November 1980 until July 1981. Between 1969 and 1980, Mr. Kemp served in ABF’s Operations Department as Equipment Coordinator, Manager-System Design, Manager-Production Systems, and Director-Engineering.
Mr. Davidson will retire as President and Chief Executive Officer of the Company and Chief Executive Officer of ABF on December 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION (Registrant)
Date: November 3, 2009	/s/ Michael R. Johns
Michael R. Johns,
Vice President - General Counsel and Corporate Secretary